Exhibit 99.1

1.	Camino Energy Company
2.	Chestnut Ridge Energy Company
3.	Edison Mission Energy Fuel Services, LLC
4.	Edison Mission Fuel Resources, Inc.
5.	Edison Mission Fuel Transportation, Inc.
6.	Edison Mission Holdings Co.
7.	Edison Mission Midwest Holdings Co.
8.	Midwest Finance Corp.
9.	Midwest Generation EME, LLC
10.	Midwest Generation, LLC
11.	Midwest Generation Procurement Services, LLC
12.	Midwest Peaker Holdings, Inc.
13.	Mission Energy Westside, Inc.
14.	San Joaquin Energy Company
15.	Southern Sierra Energy Company
16.	Western Sierra Energy Company